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                                                                    EXHIBIT 5.1

                      [ANDREW & KURTH LETTERHEAD]





                            August 15, 1997



Fund America Investors Corporation II
6400 S. Fiddler's Green Circle, Suite 1200B
Englewood, Colorado 80111

     Re:  Fund America Investors Corporation II
          Registration Statement on Form S-3

Dear Gentlemen:

     We have acted as counsel for Fund America Investors Corporation II, a corporation organized under the laws of the State of Delaware (the "Issuer"), in connection with the proposed issuance by the Issuer of its asset-backed certificates (the "Certificates"). The Certificates of a Series are to be issued pursuant to the Standard Provisions for Pooling and Administration Agreement or Standard Provisions for Pooling and Administration Agreement (Senior/Subordinated Structure), as applicable, as supplemented by one or more supplemental Pooling and Administration Agreements (Series Provisions) or Pooling and Adminsitration Agreements (Series Provisions for Senior/Subordinated Structure), as applicable, between the Issuer, the administrator (the "Administrator") and the trustee (the "Trustee") authorizing such series (the "Series Provisions"). The applicable Standard Provisions for Pooling and Administration Agreement and the applicable Series Provisions, each in the form previously filed with the Securities and Exchange Commission on January 7, 1993 as an exhibit to the Issuer's Registration Statement on Form S-11 (File No. 33- 56776) are herein referred to collectively as the "Pooling and Administration Agreement." This opinion is to be filed as Exhibit 5.1 to the Issuer's Registration Statement relating to the Certificates on Form S-3 (the "Registration Statement") filed as of August 15, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuers' organizational documents, the form of Pooling and Administration Agreement and the form of Certificates included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Pooling and Administration Agreement as completed for each series will be duly executed and delivered; that the Certificates as

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Fund America Investors Corporation II
August 15, 1997
Page 2


completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Administration Agreement; and that the Certificates for each series will be sold as described in the Registration Statement.

     Based upon the foregoing, we are of the opinion that the Certificates are in due and proper form, and assuming the due authorization, execution and delivery of the Pooling and Administration Agreement for each series by the Issuer, the Administrator and the Trustee and the due authorization of the Certificates for each series by all necessary action on the part of the Issuer, when validly executed, authenticated and issued in accordance with the applicable Pooling and Administration Agreement delivered against payment therefor, the Certificates for each series will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the related Pooling and Administration Agreement in accordance with their terms.

     The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the United States, the States of Texas and New York and the General Corporate Law of the State of Delaware, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

     We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         /s/ ANDREWS & KURTH L.L.P.
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